Exhibit 10.1

Execution Copy

AMENDMENT NO. 3 TO CREDIT AGREEMENT AND
AMENDMENT NO. 2 TO SECURITY AGREEMENT

AMENDMENT NO. 3 (this “Amendment”) dated as of August 11, 2011 to the Second Amended and Restated Credit Agreement dated as of October 19, 2009 (as amended prior to the date hereof, the “Credit Agreement”) among Windstream Corporation (the “Borrower”), the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Administrative Agent”), and Citibank, N.A. and Wachovia Bank, National Association, as co-documentation agents (the “Co-Documentation Agents”) and AMENDMENT NO. 2 to the Security Agreement dated as of July 17, 2006 (the “Security Agreement”) among the Borrower (formerly known as Alltel Holding Corp.), the guarantors party thereto and the Administrative Agent, as collateral agent.

W I T N E S S E T H:

WHEREAS, the parties hereto desire to amend certain provisions of the Credit Agreement and the Security Agreement, as provided herein;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.  Defined Terms; References.  Unless otherwise defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after the amendments herein become effective, refer to the Credit Agreement as amended hereby.

SECTION 2.  Amendments to the Credit Agreement.

(a)          Section 1.01 of the Credit Agreement is amended by adding the following new definitions in appropriate alphabetical order:

“Merger Sub” means Peach Merger Sub, Inc., a Delaware corporation.

“Notes Escrow Account” has the meaning set forth in the definition of “Permitted Escrow Notes”.

“Notes Escrow Arrangements” has the meaning set forth in the definition of “Permitted Escrow Notes”.

“Notes Escrowed Proceeds” has the meaning set forth in the definition of “Permitted Escrow Notes”.

“Notes SPV” means a wholly-owned Domestic Subsidiary of the Borrower that is formed for the sole purpose of issuing Permitted Escrow Notes, has no material assets or liabilities other than Notes Escrowed Proceeds and Permitted Escrow Notes and engages in no business activities.

“Peach” means PAETEC Holding Corp., a Delaware corporation.

“Peach 2007 Indenture” means that certain Indenture, dated as of July 10, 2007, by and among Peach, the Subsidiaries of Peach party thereto and The Bank of New York Mellon (formerly The Bank of New York), as trustee, as amended, modified or supplemented from time to time.

“Peach 2009 Indenture” means that certain Indenture, dated as of June 29, 2009, by and among Peach, the Subsidiaries of Peach party thereto and The Bank of New York Mellon, as trustee, as amended, modified or supplemented from time to time.

“Peach 2010 Indenture” means that certain Indenture, dated as of December 2, 2010, by and among Peach, the Subsidiaries of Peach party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, modified or supplemented from time to time.

“Peach 2015 Notes” has the meaning set forth in the definition of “Peach Unsecured Notes”.

“Peach Group Members” means Peach and each Subsidiary of Peach, and “Peach Group Member” means any of them.

“Peach Merger” means the merger of Merger Sub with and into Peach, with Peach as the surviving corporation, in accordance with the Peach Merger Agreement.

“Peach Merger Agreement” means that certain Agreement and Plan of Merger, dated as of July 31, 2011, among Windstream Corporation, a Delaware corporation, Merger Sub and Peach.

“Peach Merger Date” means the date on which the Peach Merger is consummated.

“Peach Notes” means the Peach Secured Notes and the Peach Unsecured Notes.

“Peach Secured Notes” means Peach’s 8 ⅞% Senior Secured Notes due 2017 issued pursuant to the Peach 2009 Indenture in an aggregate principal amount not to exceed $650,000,000 at any time outstanding.

“Peach Unsecured Notes” means (i) Peach’s 9.5% Senior Notes due 2015 issued pursuant to the Peach 2007 Indenture in an aggregate principal amount not to exceed $300,000,000 at any time outstanding (the “Peach 2015 Notes”) and (ii) Peach’s 9 ⅞% Senior Notes due 2018 issued pursuant to the Peach 2010 Indenture in an aggregate principal amount not to exceed $450,000,000 at any time outstanding.

“Permitted Escrow Notes” means Indebtedness of the Borrower or any Notes SPV in the form of senior or subordinated notes (a) 100% of the net proceeds of the issuance of which (together with the amounts described in subclauses (x) and (y) of the following clause (i), the “Notes Escrowed Proceeds”) is and remains deposited to an account (a “Notes Escrow Account”) of the issuer of such Indebtedness (i) into which no other funds (other than (x) such additional amounts as are necessary to satisfy the issuer’s obligations under any Permitted Mandatory Redemption Provision and (y) interest earned on the Notes Escrowed Proceeds) are deposited and (ii) that is subject to escrow arrangements (the “Notes Escrow Arrangements”) reasonably satisfactory to the Administrative Agent providing for the prepayment or redemption of such Indebtedness with the Notes Escrowed Proceeds in certain circumstances and at a price not to exceed 101% of the principal amount of such Indebtedness plus accrued interest (a “Permitted Mandatory Redemption Provision”) (and otherwise providing for the release of the Notes Escrowed Proceeds to the issuer of such Indebtedness or any Loan Party), (b) that is secured, if at all, solely by Liens on such Notes Escrow Account and the Notes Escrowed Proceeds held therein permitted under Section 6.02(q), (c) that does not require any scheduled payment of principal (including pursuant to a sinking fund obligation) or mandatory redemption or redemption at the option of the holders thereof (except for mandatory redemptions with the Notes Escrowed Proceeds on terms customary for Indebtedness of such type) prior to the date that is 123 days after the Tranche B-2 Maturity Date or, if such Indebtedness is incurred after the Borrower has obtained any Incremental Loans constituting term loans or while any Commitments from Incremental Lenders to make Incremental Loans constituting term loans remain in effect, 123 days after the maturity date for such Incremental Loans, unless all such Incremental Loans have been repaid in full and all Commitments in respect thereof have been terminated, (d) that contains other terms (including covenants, events of default, remedies, redemption provisions and change of control provisions) that are market terms on the date of issuance as determined by a Financial Officer in good faith, provided that such covenants and events of default are not materially more restrictive than the covenants and events of default contained in this Agreement as determined by a Financial Officer in good faith and do not require the maintenance or achievement of any financial performance standards other than as a condition to the taking of specified actions, and (e) that bears interest at a market rate of interest on the date of issuance of such Indebtedness as determined by a Financial Officer in good faith.

“Permitted Mandatory Redemption Provision” has the meaning set forth in the definition of “Permitted Escrow Notes”.

“Qualified Peach Group Member” means each Peach Group Member other than any Peach Group Member that has Guaranteed any Indebtedness of any Wireline Company (other than a Peach Group Member) having an aggregate principal amount, individually or in the aggregate, in excess of $1,000,000.

“Repurchase Right” has the meaning set forth in the definition of “Change of Control”.

“Second ARCA Third Amendment Effective Date” shall have the meaning assigned thereto in Amendment No. 3 dated as of August 11, 2011 to this Agreement.

(b)          Clause (d) of the definition of “Change of Control” in Section 1.01 of the Credit Agreement is amended and restated to read in its entirety as follows:

“(d)         the occurrence of any “Change in Control” (or similar event, however denominated) under any indenture or other agreement in respect of Material Indebtedness, except for (i) a “Change of Control” under the Valor Indenture resulting from the Merger or (ii) a “Change of Control” under the Peach 2007 Indenture, the Peach 2009 Indenture or the Peach 2010 Indenture resulting from the Peach Merger so long as no Wireline Company (other than a Peach Group Member or the Borrower) is an obligor in respect of any Indebtedness outstanding under any of the indentures described in this clause (ii); provided, that without limiting the foregoing clauses (i) and (ii), the occurrence of any “Change in Control” (or similar event, however denominated) under any indenture or other agreement in respect of Material Indebtedness permitted under Section 6.01(a)(viii) or 6.01(a)(ix) the effect of which is limited to providing the holders of such Indebtedness the right to require the prepayment, repurchase, redemption or defeasance of such Indebtedness (any such right with respect to any Indebtedness, a “Repurchase Right”) shall not constitute a “Change of Control” so long as, within 60 days following the date on which such “Change in Control” (or similar event, however denominated) first occurs, the holders of such Indebtedness no longer have a Repurchase Right with respect to such Indebtedness (including as a result of the repayment, repurchase, redemption or defeasance of such Indebtedness or the satisfaction by the obligor in respect of such Indebtedness of its obligation to offer to prepay, repurchase, redeem or defease such Indebtedness (and, if applicable, to actually prepay, repurchase, redeem or defease such Indebtedness) in accordance with the terms thereof) with respect to such “Change in Control” (or similar event, however denominated)”.

(c)          The definition of “Permitted Additional Debt” in Section 1.01 of the Credit Agreement is amended and restated to read in its entirety as follows:

“Permitted Additional Debt” means (I) unsecured Indebtedness of any Loan Party that (a) does not require any scheduled payment of principal (including pursuant to a sinking fund obligation) or mandatory redemption or redemption at the option of the holders thereof (except for redemptions in respect of asset sales and changes in control on terms that are market terms on the date of issuance) prior to the date that is 123 days after the Tranche B-2 Maturity Date or, if such Indebtedness is incurred after the Borrower has obtained any Incremental Loans constituting term loans or while any Commitments from Incremental Lenders to make Incremental Loans constituting term loans remain in effect, 123 days after the maturity date for such Incremental Loans, unless all such Incremental Loans have been repaid in full and all Commitments in respect thereof have been terminated, (b) contains other terms (including covenants, events of default, remedies, redemption provisions and change of control provisions) that are market terms on the date of issuance as determined by a Financial Officer in good faith, provided that such covenants and events of default are not materially more restrictive than the covenants and events of default contained in this Agreement as determined by a Financial Officer in good faith and do not require the maintenance or achievement of any financial performance standards other than as a condition to the taking of specified actions, and (c) bears interest at a market rate of interest on the date of issuance of such Indebtedness as determined by a Financial Officer in good faith; provided, that unsecured Indebtedness in the form of a bridge loan financing that would constitute “Permitted Additional Debt” but for the existence of a provision in the documentation governing such Indebtedness (i) requiring the mandatory prepayment thereof with the proceeds of the issuance or incurrence of equity or indebtedness or (ii) providing that the maturity date thereof shall be the one year anniversary of the date on which such Indebtedness is issued or incurred if on such date a bankruptcy event of default exists under the documentation governing such Indebtedness or any Loan Party has failed to pay fees owing to any provider of such Indebtedness (each of the provisions described in the preceding clauses (i) and (ii), a “Mandatory Prepayment Provision”) shall constitute “Permitted Additional Debt” so long as such Mandatory Prepayment Provision is a customary provision for bridge financings, as determined by a Financial Officer in good faith (it being agreed that any such Mandatory Prepayment Provision shall be deemed not to be materially more restrictive than the covenants contained in this Agreement) and (II) Permitted Escrow Notes.  It is understood and agreed that upon the termination of the Notes Escrow Arrangements with respect to any series of Permitted Escrow Notes, such Indebtedness (to the extent not required to be repaid or redeemed upon such termination) shall continue to constitute Permitted Additional Debt if the conditions set forth in clause (I) of this definition are satisfied at the time of such termination.

(d)          The definition of “Restricted Indebtedness” in Section 1.01 of the Credit Agreement is amended by (i) deleting “and” and replacing it with “,” and (ii) inserting “and the Peach Notes” immediately following “Indebtedness”.

(e)          Clause (ii) of Section 5.01(c) is amended by deleting “6.13 (including specifying the amount, if any, of Capital Expenditures financed with Available Equity Proceeds or Reinvestment Funds),”.

(f)           The first sentence of Section 5.10 of the Credit Agreement is amended by inserting “, a Notes SPV” immediately following “Insignificant Subsidiary”.

(g)          The second sentence of Section 5.10 of the Credit Agreement is amended by inserting “, a Qualified Peach Group Member, a Notes SPV” immediately following “Insignificant Subsidiary”.

(h)          The third sentence of Section 5.10 of the Credit Agreement is amended by inserting “and other than (i) any Notes SPV and (ii) Subsidiaries of Peach that are Qualified Peach Group Members” immediately following “Insignificant Subsidiaries”.

(i)           Section 5.10 of the Credit Agreement is further amended by adding the following new sentence to the end thereof:

“From and after the Peach Merger Date, the Borrower will not permit any Peach Group Member to form or acquire any Subsidiary except for the purpose of reorganizing the organizational structure or form of organization of any of the Peach Group Members.”

(j)           Section 5.11(b) of the Credit Agreement is amended by (i) deleting “or” in clause (ii) and replacing it with “,” and (ii) inserting “or (iv) Notes Escrowed Proceeds” immediately following “thereof” at the end of clause (iii).

(k)          Clause (vi) of Section 6.01(a) of the Credit Agreement is amended by inserting “(except for unsecured Guarantees of the Peach Notes by the Borrower)” immediately following “(a)(viii)”.

(l)           Section 6.02 of the Credit Agreement is amended by (i) deleting “and” at the end of clause (o) thereof, (ii) deleting “.” at the end of clause (p) thereof and replacing it with “; and” and (iii) inserting a new clause (q) at the end thereof as follows:

“(q)         Liens on any Notes Escrow Account (and the Notes Escrowed Proceeds held therein) securing the related Permitted Escrow Notes, but only so long as the related Notes Escrow Arrangements are in effect.”

(m)         Clause (iv) of Section 6.08(b) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(iv)        the payment of regularly scheduled payments of principal on (x) the 2013 Notes and the Valor Bonds, in each case pursuant to the terms thereof as in effect on the Second ARCA Effective Date and (y) the Peach 2015 Notes pursuant to the terms thereof as in effect on the Second ARCA Third Amendment Effective Date;”.

(n)          Section 6.08(b) of the Credit Agreement is further amended by (i) deleting “.” at the end of clause (v) thereof and replacing it with “; and” and (ii) inserting a new clause (vi) at the end thereof as follows:

“(vi)        the prepayment or redemption of Permitted Escrow Notes with the related Notes Escrowed Proceeds pursuant to a Permitted Mandatory Redemption Provision.”

(o)          Clause (b) of Section 6.09 of the Credit Agreement is amended and restated to read in its entirety as follows:

“(b) transactions between or among (i) the Collateral Support Parties or any Person that will become a Collateral Support Party in connection therewith or (ii) Qualified Peach Group Members, except in each case to the extent that any payments thereunder made by any Wireline Company to such Person are substantially concurrently paid by such Person to any other Affiliate of any Wireline Company and are not otherwise permitted under this Section 6.09,”.

(p)          Section 6.09 of the Credit Agreement is further amended by (i) deleting “and” at the end of clause (e) thereof and (ii) inserting the following text immediately following “Section 6.04”:

“(f) the provision by Loan Parties of administrative, legal, accounting and similar services in the ordinary course of business to Subsidiaries that are not Collateral Support Parties and (g) the entry into customary tax sharing agreements between or among the Wireline Companies”.

(q)          Section 6.13 of the Credit Agreement is amended and restated to read in its entirety as follows:

“Section 6.13.  [Reserved.]

(r)           Section 7.01(h) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(h)         any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired and all applicable notices having been given) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (except to the extent (i) the holders of the Valor Bonds may require the repurchase thereof as a result of the “Change of Control” of Valor resulting from the Merger, (ii) the holders of any of the Peach Notes may require the repurchase thereof as a result of the “Change of Control” of Peach resulting from the Peach Merger or (iii) the holders of any Permitted Escrow Notes may require the prepayment or redemption thereof pursuant to a Permitted Mandatory Redemption Provision (but only so long as the related Notes Escrowed Proceeds (and no other amounts) are applied to satisfy such Permitted Mandatory Redemption Provision within the time specified in the documentation governing such Permitted Escrow Notes); provided that without limiting the foregoing clauses (i), (ii) and (iii), this clause (h) shall not apply (x) to secured Indebtedness that becomes due as a result of the voluntary sale or transfer or other disposition of the property or assets securing such Indebtedness or (y) to the occurrence any “Change of Control” (or similar event, however denominated) under any indenture or other agreement in respect of Material Indebtedness permitted under Section 6.01(a)(viii) or 6.01(a)(ix) the effect of which is limited to providing the holders of such Indebtedness a Repurchase Right with respect to such Indebtedness so long as, within 60 days following the date on which such “Change of Control” (or similar event, however denominated) first occurs, the holders of such Indebtedness no longer have a Repurchase Right with respect to such Indebtedness (including as a result of the repayment, repurchase, redemption or defeasance of such Indebtedness or the satisfaction by the obligor in respect of such Indebtedness of its obligation to offer to prepay, repurchase, redeem or defease such Indebtedness (and, if applicable, to actually prepay, repurchase, redeem or defease such Indebtedness) in accordance with the terms thereof) with respect to such “Change of Control” (or similar event, however denominated);”.

(s)          Section 9.01(a)(ii) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(ii)         if to the Administrative Agent or the Collateral Agent, to JPMorgan Chase Bank, N.A., 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of Clarice West (Telecopy No.: 713-750-2358) (email: clarice.a.west@jpmchase.com), with copies to JPMorgan Chase Bank, N.A., 270 Park Avenue, 4th Floor, New York, New York 10017, Attention of Goh Siew Tan (Telecopy No. 212-270-5127) (email: gohsiew.tan@jpmorgan.com), and JPMorgan Chase Bank, N.A., 270 Park Avenue, 15th Floor, New York, New York 10017, Attention of Padmini Persaud (Telecopy No. 212-270-4164) (email: padmini.persaud@jpmorgan.com);”.

SECTION 3.  Amendments to the Security Agreement.

(a)          Section 2(a)(iii) of the Security Agreement is amended by inserting “and Notes Escrow Accounts” immediately following “RUS Pledged Deposit Accounts”.

(b)          Clause (E) of the proviso to Section 2(a) of the Security Agreement is amended and restated to read in its entirety as follows:

“(E)        any assets encumbered by liens permitted by Section 6.02(e), 6.02(p) or 6.02(q) of the Credit Agreement.”.

(c)          The first sentence of Section 7(a) of the Security Agreement is amended by inserting “or to any cash held in a Notes Escrow Account to the extent constituting Notes Escrowed Proceeds” immediately following “RUS Grant and Security Agreement”.

SECTION 4.  Representations Correct; No Default.  1) The Borrower represents and warrants that, after giving effect to this Amendment, (i) the representations and warranties contained in the Loan Documents that are qualified by materiality are true and correct, and the representations and warranties that are not so qualified are true and correct in all material respects, in each case as though made on and as of the date hereof (other than with respect to any representation and warranty that expressly relates to an earlier date, in which case such representation and warrant is true and correct in all material respects as of such earlier date) and (ii) no Default has occurred and is continuing as of the date hereof.

(b)          The Borrower represents and warrants, on and as of the date hereof, that (i) it has the requisite power to execute and deliver this Amendment, and all corporate or other action required to be taken by it for the due and proper authorization, execution, delivery and performance of this Amendment has been duly and validly taken; (ii) this Amendment has been duly authorized, executed and delivered by it and (iii) no material Governmental Authorization is or will be required in connection with the execution and delivery of this Amendment.

(c)          The Borrower represents and warrants that this Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 5.  Counterparts.   This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telefacsimile or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6.  Costs and Expenses.  Without limiting the obligations of Borrower under the Credit Agreement, the Borrower agrees to pay to the Administrative Agent all of the Administrative Agent’s reasonable out-of-pocket expenses, paid or payable in connection with the preparation, negotiation, execution and delivery of this Amendment, including the reasonable fees, charges and disbursements of counsel to the Administrative Agent in connection with the foregoing.

SECTION 7.  Effectiveness.  Section 1 This Amendment shall become effective on the date (the “Second ARCA Third Amendment Effective Date”) that the Administrative Agent shall have received:

(i)       duly executed counterparts hereof signed by the Borrower and the Required Lenders (or, in the case of any Lender as to which an executed counterpart shall not have been received, the Administrative Agent shall have received facsimile or other written confirmation from such party of execution of a counterpart hereof by such Lender);

(ii)      duly executed counterparts of a reaffirmation agreement in form and substance reasonably satisfactory to the Administrative Agent signed by each Loan Party not party hereto;

(iii)      with respect to each Lender that shall have delivered a signed counterpart hereof to the Administrative Agent as set forth in clause (i) above at or prior to 5:00 p.m., New York City time, on August 9, 2011, an amendment fee paid by the Borrower for the account of each such Lender in an amount equal to 0.10% of the sum of such Lender’s Revolving Commitment (if any, and whether used or unused) and the principal amount of such Lender’s Term Loans outstanding on such date; and

(iv)      all amounts due and payable pursuant to Section 6 of this Amendment and all other amounts payable pursuant to Section 9.03(a) of the Credit Agreement, in each case for which invoices have been presented not later than one Business Day prior to the Second ARCA Third Amendment Effective Date.

(b)          Except as expressly set forth herein, the amendment contained herein shall not constitute a waiver or amendment of any term or condition of the Credit Agreement or any other Loan Document, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.

SECTION 8.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date and year first above written.

WINDSTREAM CORPORATION, as Borrower

By:	/s/ Robert G. Clancy, Jr.
	Name:	Robert G. Clancy, Jr
	Title:	Senior Vice President and Treasurer

[Signature Page to Amendment No. 3 to Credit Agreement
and Amendment No. 2 to Security Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent and a Lender

By:	/s/ Goh Siew Tan
	Name:	Goh Siew Tan
	Title:	Vice President

[Signature Page to Amendment No. 3 to Credit Agreement
and Amendment No. 2 to Security Agreement]

[OTHER LENDERS]

By:	[On file with Administrative Agent]
Name:
Title:

[Signature Page to Amendment No. 3 to Credit Agreement
and Amendment No. 2 to Security Agreement]